
QUERYOBJECT SYSTEMS CORPORATION                                                                            EXHIBIT  11.1

Computation of Net Loss Per Share
------------------------------------------------------------------------------------------------------------------------------------

                                                Three months ended September 30, 1998    Nine months ended September 30, 1998
                                                -------------------------------------   --------------------------------------------

                                                   Number of                 Weighted       Number of                    Weighted
                                                     Common      Days         Average        Common          Days        Average
                                                     Shares   Outstanding      Shares        Shares       Outstanding     Shares
                                                   ----------------------------------   --------------------------------------------

Common stock outstanding at January 1, 1998        5,110,605       92       5,110,605       5,110,605          273       5,110,605
   Exercise of common stock options                    1,875       92           1,875           1,875          259           1,779
   Exercise of common stock options                    2,118       92           2,118           2,118          258           2,002
   Exercise of common stock options                    4,584       92           4,584           4,584          230           3,862
   Exercise of common stock options                      625       92             625             625          215             492
   Exercise of common stock options                      365       92             365             365          196             262
   Exercise of common stock options                    1,250       92           1,250           1,250          117             536


Weighted average shares used in per share computation                                       5,121,422                   5,119,538
                                                                                         ------------                -------------

Net loss for the period                                                                    (1,776,120)                 (6,104,114)

Net loss per common share                                                                $      (0.35)              $       (1.19)
                                                                                        =============               ==============

                                                Three months ended September 30, 1999    Nine months ended September 30, 1999
                                                -----------------------------------------------------------------------------------

                                                   Number of                 Weighted       Number of                    Weighted
                                                     Common      Days         Average        Common          Days        Average
                                                     Shares   Outstanding      Shares        Shares       Outstanding    Shares
                                                ------------------------------------------------------------------------------------

Common stock outstanding at January 1, 1999        5,122,985       92       5,122,985       5,122,985          273       5,122,985
      Conversion of preferred stock into common       40,000       92          40,000          40,000          226          33,114
      Warrant exercise                               480,000       92         480,000         480,000          219         385,055
      Conversion of preferred stock into common      198,000       92         198,000         198,000          218         158,110
      Warrant exercise                                15,000       92          15,000          15,000          218          11,978
                                       "              67,500       92          67,500          67,500          217          53,654
                                       "              22,500       92          22,500          22,500          214          17,637
                                       "              10,000       92          10,000          10,000          213           7,802
      Conversion of preferred stock into common       25,000       92          25,000          25,000          212          19,414
      Warrant exercise                                25,000       92          25,000          25,000          210          19,231
                                       "              31,250       92          31,250          31,250          207          23,695
                                       "              31,250       92          31,250          31,250          203          23,237
      Conversion of preferred stock into common       12,500       92          12,500          12,500          176           8,059
      Warrant exercise                                20,000       92          20,000          20,000          160          11,722
      Conversion of preferred stock into common       10,000       92          10,000          10,000          157           5,751
      Warrant exercise                               155,000       92         155,000         155,000          156          88,571
      Conversion of preferred stock into common       25,000       92          25,000          25,000          156          14,286
      Warrant exercise                                30,000       92          30,000          30,000          155          17,033
      Conversion of preferred stock into common      102,000       92         102,000         102,000          154          57,538
      Warrant exercise                                30,000       92          30,000          30,000          153          16,813
                                       "              86,000       92          86,000          86,000          150          47,253
                                       "              20,000       92          20,000          20,000          142          10,403
                                       "              10,000       92          10,000          10,000          140           5,128
                                       "               4,600       92           4,600           4,600          136           2,292
                                       "              27,400       92          27,400          27,400          128          12,847
                                       "              32,312       92          32,312          32,312          127          15,032
                                       "              43,200       92          43,200          43,200          126          19,938
                                       "              30,000       92          30,000          30,000          121          13,297
                                       "               2,500       92           2,500           2,500          118           1,081
                                       "               5,000       92           5,000           5,000          114           2,088
                                       "              27,000       92          27,000          27,000          104          10,286
                                       "              25,000       92          25,000          25,000           94           8,608
      Conversion of preferred stock into common       50,000       90          48,913          50,000           90          16,484
                                       "              25,000       86          23,370          25,000           86           7,875
                                       "              10,000       86           9,348          10,000           86           3,150
      Warrant exercise                               100,000       86          93,478         100,000           86          31,502
                                       "              20,000       76          16,522          20,000           76           5,568
                                       "              30,000       71          23,152          30,000           71           7,802
      Conversion of preferred stock into common       14,500       69          10,875          14,500           69           3,665
      Warrant exercise                                18,150       65          12,823          18,150           65           4,321
      Conversion of preferred stock into common       10,000       28           3,043          10,000           28           1,026
                                       "               5,000       14             761           5,000           14             256
                                       "               5,000        2             109           5,000            2              37

Weighted average shares used in per share computation                       7,008,391                                    6,325,624
                                                                          -----------                                  -----------

Net loss for the period                                                    (1,190,203)                                  (4,443,060)

Net loss per common share                                                 $     (0.17)                                 $     (0.70)
                                                                          ===========                                  ===========